UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

       Date of Report (date of earliest event reported): February 8, 2012


                                 BERRY ONLY INC.
               (Exact name of registrant as specified in charter)

           Nevada                     333-168897                 99-0360497
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

                      36 Mclean Street, Red Bank, NJ 07701
                    (Address of principal executive offices)

                                  732-865-4252
                           (Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act
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                                 BERRY ONLY INC.

                           Current Report on Form 8-K

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

On February 6, 2012, the Board of Directors and the majority stockholder of Berry Only Inc., a Nevada corporation (the "Company") adopted resolutions approving an amendment (the "Amendment") of the Company's Articles of Incorporation to increase the number of authorized shares. Prior to the Amendment, the authorized shares of the Company consisted of 75,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

The Amendment was filed with the Secretary of State of the State of Nevada on February 8, 2012 and increased the number of shares of common stock which the Company is authorized to issue from 75,000,000 shares to 200,000,000 shares, $0.001 par value.

The Amendment made no change to the number of share of preferred stock which the Company is authorized to issue.

The Certificate of Amendment to the Articles of Incorporation of the Company is attached as Exhibit 3.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits required by Item 601 of Regulation S-K:

Exhibit
Number                         Description of Exhibit
------                         ----------------------

  3.1         Certificate of Amendment to Articles of Incorporation

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BERRY ONLY INC.


January 7, 2013                             By /s/ Lisa Guise
                                              ----------------------------------
                                            Name:  Lisa Guise
                                            Title: President


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